EXHIBIT 10.18
                                                                   -------------

                   STOCK RESTRICTION AND REPURCHASE AGREEMENT
                   ------------------------------------------


     THIS STOCK RESTRICTION AND REPURCHASE AGREEMENT (the "Agreement") is made and entered into as of September 13, 2002 by and between Onelink BSP, a Delaware corporation ("Onelink"), and Nichols and Company LLC ("Nichols").

                                    RECITALS

     A. Onelink is a Delaware corporation which has registered a portion of its 6,087,500 outstanding shares of common stock ($0.001 par value) (the "Onelink Common Stock").

     B. With Nichols's assistance and participation, FS2 has entered into an agreement with Onelink pursuant to which Onelink acquired all of the outstanding ordinary shares of FS2 Limited ("FS2"), a limited company registered under the laws of England and Wales (the "Acquisition") on September 12, 2002 (the "Closing Date"), Nichols has acquired 1,000,000 shares of Onelink Common Stock.

     C. On June 7, 2002, Nichols entered into an agreement (the "Nichols/FS2 Contract") with FS2 under which Nichols agreed to assist and facilitate the acquisition of FS2 by a United States corporation whose capital stock has been registered with the Securities and Exchange Commission in exchange for ownership of five percent (5%) of the fully diluted capital stock of the combined business entity up to a maximum total of 1,500,000 shares.

     D. Onelink now desires to satisfy this obligation by issuing to Nichols 500,000 newly issued shares of Onelink Common Stock.

     E. Neither FS2 nor Onelink will be certain of the number of shares of Onelink Common Stock Nichols will be entitled to retain until some time after the Acquisition. Therefore, FS2 and Nichols desire to transfer of all of the Nichols Shares to Nichols and subject a portion of the Nichols Shares to a Right of Repurchase on the part of Onelink under circumstances set forth in this Agreement.

     ONELINK AND NICHOLS HEREBY AGREE AS FOLLOWS:

     1. Transfer of Shares.
     ----------------------
     Onelink hereby transfers to Nichols, and Nichols hereby accepts from Onelink, Five Hundred Thousand (500,000) shares of Onelink Common Stock (the "Nichols Shares") subject to the terms and conditions set forth herein. Nichols acknowledges that this transfer of the Nichols Shares subject to their Agreement satisfies the obligations of FS2 and Onelink under Section IV(d) of the Nichols/FS2 Contract.

     2. Right of Onelink to Repurchase Nichols Shares.
     ---------------------------------------------

          2.1 Right of Repurchase.
          ------------------------
          The Nichols Shares shall be subject to a fully assignable right (but not obligation) of repurchase by Onelink (the "Right of Repurchase"), at the repurchase price of $0.001 per Nichols Share (the "Repurchase Price"), if the number of Fully Diluted Onelink Shares (as defined in Section 2.2 below) is less than thirty million (30,000,000). If the number of Fully Diluted Onelink Shares is less than thirty million (30,000,000) on the date one (1) year after the Closing Date, then the Right of Repurchase shall apply to the number of Unregistered Shares determined by the following formula:

     1,500,000 - (5% x Fully Diluted Onelink Shares)

          The Right of Repurchase shall apply during the period beginning on the date of this Agreement and continuing for fifteen (15) months after the Closing Date (the "Repurchase Period"). Onelink 's rights under this
     Section 3.1 shall be freely assignable to any other third party, in whole or in part, and may be exercised as to all or any portion of the Nichols Shares subject to the Right of Repurchase at the election of Onelink.

          2.2 "Fully Diluted Onelink Shares" Defined.
          -------------------------------------------
          For purposes of this Agreement, "Fully Diluted Onelink Shares" means the number of shares of Onelink Common Stock issued and outstanding or subject to outstanding warrants, options or convertible debt instruments on the date one (1) year after the Closing Date; provided however, that Fully Diluted Shares shall not exceed thirty million (30,000,000).

          2.3 Repurchase Procedure.
          -------------------------
          The Right of may be exercised by written notice from Onelink (or the assignee) to Nichols on or before the date fifteen (15) months after the Closing Date. If the Right of Repurchase is exercised, Nichols shall endorse and deliver to the exercising party the certificates representing the Nichols Shares being repurchased, and such party shall then promptly pay the total Repurchase Price to the Nichols in cash or by check.

          2.4 Changes in Capitalization; Continuing Effect.
          -------------------------------------------------
          In the event of a change in the capitalization of Onelink through recapitalization, merger, consolidation or reorganization (including, without limitation, by reason of a stock split, reverse split, stock dividend or exchange of securities) the standards and criteria set forth in this Section 2 shall be adjusted proportionately to reflect the change in capital structure, to the extent possible without creating an advantage or disadvantage to Nichols. The restrictions imposed on the Nichols Shares under this Agreement, including without limitation the Right of Repurchase, shall continue to apply to any consideration received in the form of securities by Nichols with respect to the Nichols Shares as the result of a recapitalization, merger, or reorganization during the Repurchase Period, and Nichols shall cooperate with any reasonable request of Onelink to confirm that the terms of this Agreement are applicable to any such consideration, including by placing legends upon any stock certificates Nichols may receive in exchange for the Nichols Shares.

     3. Transfer Restrictions.
     -------------------------
     In addition to any restrictions or limitations on transfer imposed under the Securities Act of 1933, the Exchange Act of 1934 and all regulations or rules promulgated thereunder (the "Securities Laws"), the Nichols Shares shall be subject to the following contractual restrictions (the "Transfer Restrictions"): The Nichols Shares shall not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless and until such Nichols Shares are released from the Transfer Restrictions under the terms of
Section 3.2 of this Agreement.

     The Nichols Shares shall be subject to Transfer Restrictions during the Repurchase Period.

          3.1 Continuing Effect.
          ----------------------
          The Transfer Restrictions imposed on the Nichols Shares under this Agreement shall continue to apply to any consideration received in the form of securities by Nichols with respect to the Nichols Shares during the Repurchase Period, and Nichols shall cooperate with any reasonable request of Onelink to confirm that the terms of this Agreement are applicable to any such consideration, including by placing legends upon any stock certificates Nichols may receive in exchange for the Nichols Shares.

     4. Share Certificate Restrictive Legends.
     -----------------------------------------
     To assure compliance with the Transfer Restrictions, any certificates representing the Nichols Shares (and any new or replacement certificates issued representing the Nichols Shares) shall be issued to Nichols bearing the following restrictive legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PROVISIONS OF A STOCK RESTRICTION AND REPURCHASE AGREEMENT. THESE RESTRICTIONS ON TRANSFER WILL EXPIRE AND THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED FREE OF THIS RESTRICTION ON [insert release date].

Upon the release of the Transfer Restrictions with respect to a portion of the Nichols Shares, Nichols may arrange for sale of the Nichols Shares and/or submit the certificates to Onelink (or to Onelink's designated transfer agent) with a request for removal of the above legend, and Onelink (or Onelink's transfer agent) shall, within a reasonable time after such request, reissue certificates for those Nichols Shares which are no longer subject to Transfer Restrictions without the above legend.

     5. Effective Date of Agreement.
     -------------------------------
     This Agreement shall become effective immediately and automatically upon execution. The provisions of this Agreement shall remain in effect until the rights and obligations of Onelink and Nichols have been fully exercised and executed, or have expired, as set forth herein.

     6. Binding Effect.
     ------------------
     Subject to the  limitations  set forth in this  Agreement,  this  Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto.

     7. Governing Law:
     -----------------
     This Agreement shall be construed and governed in accordance with Delaware law.

     8. Legal Fees.
     --------------
     In any arbitration or legal action brought to enforce the provisions hereof, the prevailing party in such action shall be entitled to have its reasonable attorney's fees, arbitration costs, and litigation expenses paid by the non-prevailing party.

     9. Notices.
     -----------
     All notices and other communications under this Agreement shall be in writing and shall be delivered by personal delivery, registered mail, confirmed facsimile transmission, confirmed email transmission or courier service. Unless and until Nichols is notified in writing to the contrary, all notices, communications and documents directed to Onelink and related to the Agreement, if not delivered by hand, shall be addressed to Onelink at its main office, to the attention of its corporate secretary. Unless and until Onelink is notified in writing to the contrary, all notices, communications and documents intended for Nichols and related to this Agreement, if not delivered by hand, shall be delivered by personal delivery, registered mail, confirmed facsimile transmission, confirmed email transmission or courier service to Nichols at the address or number shown on the signature page of this Agreement. All mailings and deliveries related to this Agreement shall be deemed received upon the earlier of : (i) when actually received, (ii) 24 hours after confirmed courier, facsimile or email transmission, or (iii) three days after mailing by registered mail.

     10. Entire Agreement
     ---------------------
     This Agreement constitutes the entire agreement of the parties and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may only be amended by a written instrument signed by the parties hereto. In the event of any legal or equitable action or arbitration arising our of this Agreement, the prevailing party shall be entitled to attorneys' fees and costs in addition to any other relief to which the prevailing party may be entitled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         ONELINK:                          BSP Onelink, Inc.


                                           By: /s/ F. William Guerin
                                              ----------------------------------
                                                F. William Guerin, Chairman


        NICHOLS:                           NICHOLS AND COMPANY LLC


                                           By: /s/ W. Edward Nichols
                                              ----------------------------------
                                                W. Edward Nichols, Manager

                                           Address:   6700 West Dorado Drive #41
                                                      Denver, CO  80123
                                           Facsimile: (303) 794-4398
                                           Email:     eknichols@msn.com